As filed with the Securities and Exchange Commission on May 24, 2007                      File No: 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VANTAGE ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	6770	51-0599779
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

777 Post Oak Blvd., Suite 610

Houston, Texas 77056

(713) 839-8856

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paul A. Bragg

Chief Executive Officer

777 Post Oak Blvd., Suite 610

Houston, Texas 77056

(713) 839-8856

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Douglas S. Ellenoff, Esq. Stuart Neuhauser, Esq. Chris E. Celano, Esq. Ellenoff Grossman & Schole LLP 370 Lexington Avenue New York, NY 10017 (212) 370-1300 (212) 370-7889 — Facsimile	Gregg A. Noel, Esq. Thomas J. Ivey, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 300 South Grand Avenue Los Angeles, California 90071 (213) 687-5000 (213) 687-5600 — Facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.     ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☒  333-138565

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Unit(1)	Amount of Registration Fee
Units, each consisting of one share of Common Stock, $.001 par value, and one Warrant(2)	5,750,000 Units	$8.00	$46,000,000	$1,413
Shares of Common Stock included as part of the Units(2)	5,750,000 Shares	—	—	—	(3)
Warrants included as part of the Units(2)	5,750,000 Warrants	—	—	—	(3)
Shares of Common Stock underlying the Warrants included in the Units(4)	5,750,000 Shares	$6.00	$34,500,000	$1,060
Total			$80,500,000	$2,473

(1)    Estimated solely for the purpose of calculating the registration fee.

(2)    Includes 750,000 units, and 750,000 shares of common stock and 750,000 warrants underlying such units, which may be issued on exercise of a 30-day option granted to the underwriters to cover over allotments, if any.  The $46,000,000 proposed maximum aggregate offering price is in addition to the $230,000,000 proposed maximum aggregate offering price registered pursuant to the Registrant’s Registration Statement on Form S-1 (File No. 333-138565). A registration fee was previously paid in connection with that Registration Statement.

(3)    No fee pursuant to Rule 457(g).

(4)    Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution as a result of stock splits, stock dividends or similar transactions.  The $34,500,000 proposed maximum aggregate offering price is in addition to the $172,500,000 proposed maximum aggregate offering price registered pursuant to the Registrant’s Registration Statement on Form S-1 (File No. 333-138565).  A registration fee was previously paid in connection with that Registration Statement.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(B) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXPLANATORY NOTE

This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (“Rule 462(b)”), and includes the registration statement facing page, this page, the signature page, an exhibit index and exhibits. Pursuant to Rule 462(b), the contents of the registration statement on Form S-1 (File No. 333-138565) of Vantage Energy Services, Inc. (the “Registrant”), including the exhibits thereto, are incorporated by reference into this registration statement.

The Registrant hereby certifies that it (i) has instructed its bank to transmit to the Securities and Exchange Commission (the “Commission”) the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at Mellon Bank as soon as practicable (but no later than the close of business on May 24, 2007), (ii) will not revoke such instructions, (iii) has sufficient funds in the relevant account to cover the amount of such filing fee and (iv) will confirm receipt of such instructions by its bank during the bank’s regular business hours no later than May 24, 2007.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

All exhibits filed with or incorporated by reference in Registration Statement 333-138565 are incorporated by reference into, and shall be deemed to be a part of, this Registration Statement, except for the following, which are filed herewith.

Exhibit No.	Description
5.1	Opinion of Ellenoff Grossman & Schole LLP.
23.1	Consent of UHY LLP.
23.2	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1).
24.1	Power of Attorney (Included on Signature Page).

SIGNATURE

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 24th day of May, 2007.

VANTAGE ENERGY SERVICES, INC.
By:	/s/ PAUL A BRAGG
Name: Paul A. Bragg
Title: Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul A. Bragg his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ PAUL A BRAGG	Chairman and Chief Executive Officer	May 24, 2007
Paul A. Bragg	(Principal Executive Officer)

/s/ CHRISTOPHER G. DECLAIRE	Chief Financial Officer Vice President, Secretary, Treasurer, and Director	May 24, 2007
Christopher G. DeClaire	(Principal Financial and Accounting Officer)

/s/ Jorge E. Estrada M.	Director	May 24, 2007
Jorge E. Estrada M.

/s/ MARCELO D. GUISCARDO	Director	May 24, 2007
Marcelo D. Guiscardo

/s/ JOHN C.G. O’LEARY	Director	May 24, 2007
John C.G. O’Leary

Director
John Russell